QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

NAVTEQ CORPORATION
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

        I, Judson C. Green, President and Chief Executive Officer (principal executive officer) of NAVTEQ Corporation (the "Registrant"), certify that to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the year ended December 31, 2003 of the Registrant (the "Report"):

        (1)   The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ JUDSON C. GREEN
Name:	Judson C. Green
Date:	March 15, 2004

QuickLinks

  Exhibit 32.1